UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2005

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

California	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On October 27, 2005, Nanometrics Incorporated (the “Company”) issued a press release announcing preliminary financial results for the third quarter ended October 1, 2005. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this current report on Form 8-K disclosed pursuant to Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On October 26, 2005, the Company’s Audit Committee, acting on a recommendation from the Company’s management, determined that the Company’s audited financial statements for the fiscal year ended January 1, 2005, and its unaudited quarterly financial statements for the periods ended April 2, 2005 and July 2, 2005, should no longer be relied upon and should be restated to revise the accounting for certain post-sale warranty services. The primary purpose of the restatement is to defer revenue associated with extended warranty service contracts purchased by certain customers at the time of equipment sale. Such revenue had erroneously been recognized at the time of equipment sale when, in fact, it should have been recognized ratably over the term of the service contracts in question. The Company issued a press release relating to these determinations on October 27, 2005, a copy of which is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

The Company will file amended reports on Forms 10-K/A and 10-Q/A for the periods being restated. The Company’s management and its Audit Committee reached their conclusions in consultation with the Company’s independent registered public accounting firm BDO Seidman, LLP.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release issued by Nanometrics Incorporated dated October 27, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2005	NANOMETRICS INCORPORATED

/s/ Douglas J. McCutcheon
Douglas J. McCutcheon Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated October 27, 2005.